Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Julian E. Whitehurst, Chief Executive Officer and President, certifies, to the best of his knowledge, that (1) this Quarterly Report of National Retail Properties, Inc. (“NNN”) on Form 10-Q for the period ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of NNN as of March 31, 2021 and December 31, 2020 and its results of operations for the quarter ended March 31, 2021 and 2020.

May 4, 2021		/s/ Julian E. Whitehurst
Date	Name:	Julian E. Whitehurst
	Title:	Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to NNN and will be retained by NNN and furnished to the Securities and Exchange Commission or its staff upon request.